SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2008

SOMERSET HILLS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-50055	22-3768777
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

155 Morristown Road
Bernardsville, New Jersey	07924
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (908) 221-0100

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Effective as of December 31, 2007, Mr. Jerome J. Graham, Jr. a member of the Board of Directors of the Registrant tendered his resignation from the Board. The resignation was pursuant to Section 3.2 of the Company’s Bylaws providing that a Director shall retire from office when he or she reaches age 72.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Somerset Hills Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSSEX BANCORP
(Registrant)

Dated: December 31, 2007	By: /s/ Gerard Riker
Gerard Riker
Chief Financial Officer